Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

WESTERN REFINING ANNOUNCES
INCREASE IN FOURTH QUARTER DIVIDEND

EL PASO, Texas - October 15, 2013 - Western Refining, Inc. (NYSE:WNR) today announced its Board of Directors approved a $0.22 per share dividend for the fourth quarter of 2013, an increase from the $0.18 per share dividend paid in the third quarter of 2013. The dividend will be paid on November 14, 2013, to shareholders of record on October 30, 2013.

Jeff Stevens, Western’s President and Chief Executive Officer, commented, “This increase in the fourth quarter dividend, combined with our ongoing share repurchase program, reflects the Company’s continued commitment of returning cash to shareholders.”

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, and Gallup, New Mexico. Western’s asset portfolio also includes stand-alone refined products terminals in Albuquerque and Bloomfield, New Mexico, asphalt terminals in Albuquerque, El Paso, and Phoenix and Tucson, Arizona, retail convenience stores in Arizona, Colorado, New Mexico, and Texas, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Georgia, Maryland, Nevada, New Mexico, Texas, and Virginia. More information about the Company is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward looking statements under the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained herein include statements about future: share repurchases and commitment to return cash to shareholders.  These statements are subject to the general risks inherent in our business and may or may not be realized.  Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.